                          __________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          __________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ______________________________

                        FIRST DEPOSIT BANCSHARES, INC.
           ---------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                              8458 Campbellton Street
           GEORGIA                       Douglasville, Georgia 30134-1803                     58-24436833
-------------------------------  --------------------------------------------------         ---------------
(State or other jurisdiction of       (Address of principal executive offices,              (I.R.S. Employer
incorporation or organization)                  including zip code)                      Identification Number)

                         2000 STOCK INCENTIVE PLAN OF
                        FIRST DEPOSIT BANCSHARES, INC.
                           (Full title of the plan)
                     -------------------------------------

                               J. David Higgins
                     President and Chief Executive Officer
                        First Deposit Bancshares, Inc.
                            8458 Campbellton Street
                       Douglasville, Georgia 30134-1803
                                (770) 942-5108
                       -------------------------------
           (Name, address and telephone number, including area code,
                             of agent for service)

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                  Proposed        Proposed
Title of                          maximum         maximum
securities       Amount           offering        aggregate     Amount of
to be            to be            price           offering      registration
registered       registered       per share(1)    price(1)      fee(1)
----------       ----------       ------------    ----------    ------

Common Stock,
no par value     192,717 shares      $12.57       $2,422,453     $640

--------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c) and (h)(1), based on the average ($12.57) of the bid ($12.25) and ask ($12.88) prices of the Registrant's common stock on August 3, 2000, as reported on the NASD Over the Counter Bulletin Board.

                                  ___________

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------   ---------------------------------------

          The following documents filed by First Deposit Bancshares, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, filed with the Commission on March 30, 2000;

          (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000, filed with the Commission on May 15, 2000;

          (c) The Company's Current Report on Form 8-K filed with the Commission on March 20, 2000;

          (d) The description of the Company's Common Stock, no par value, contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") with the Commission on May 11, 1999, including any amendment or report filed for the purpose of updating such description; and

          (e) All other reports that have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-KSB referred to in (a), above.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.
------   -------------------------

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

          The legality of the securities offered hereby has been passed upon by the firm of Womble Carlyle Sandridge & Rice, PLLC, counsel to the Company.

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

          The Company's Bylaws contain certain indemnification provisions providing that directors, officers, and employees or agents of the Company will be indemnified against expenses actually and reasonably incurred by them if they are successful on the merits of a claim or proceeding.

          When a case or dispute is not ultimately determined on its merits (i.e., it is settled), the indemnification provisions provide that the Company will indemnify directors when they meet the applicable standard of conduct. The applicable standard of conduct is met if the director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to an employee benefit plan, for a purpose the director believed in good faith to be in the interests of the participants and beneficiaries of the plan. The standard of conduct with respect to any criminal action or proceeding is met if the director had no reasonable cause to believe his or her conduct was unlawful. Whether the applicable standard of conduct has been met is determined by the Board of Directors, the shareholders or independent legal counsel in each specific case.

          The Company can also provide for greater indemnification than that set forth in the Bylaws if it chooses to do so, subject to approval by the Company's shareholders. The Company may not, however, indemnify a director for liability arising out of circumstances which constitute exceptions to limitation of a director's liability for monetary damages.

          The Company has purchased and maintained insurance on behalf of any director against any liability asserted against such person and incurred by him or her in any such capacity, whether or not the Company would have had the power to indemnify against such liability.

          In addition, Article 11 of the Company's Articles of Incorporation, subject to certain exceptions, eliminates the potential personal liability of a director for monetary damages to the Company and to the shareholders of the Company for breach of any duty as a director. There is no elimination of liability for (a) a breach of duty involving appropriation of a business opportunity of the Company, (b) an act or omission not in good faith or involving intentional misconduct or a knowing violation of law, (c) a transaction from which the director derives an improper material tangible personal benefit, or (d) as to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code. The Articles of Incorporation do not eliminate or limit the right of the Company or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

          Not applicable.

Item 8.  Exhibits.
------   --------

          The following exhibits are filed as a part of this Registration
Statement:

     Number          Description
     ------          -----------

     4.1 Articles of Incorporation of the Company, which are incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form SB-2 (File No. 333-74637), filed with the Commission on March 18, 1999.

     4.2       Bylaws of the Company, which are incorporated by reference to
               Exhibit 3.2 of the Company's Registration Statement on Form SB-2 (File No. 333-74637), filed with the Commission on March 18, 1999.

     5 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

     23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC, which is contained in its opinion filed as Exhibit 5.

     23.2      Consent of Mauldin & Jenkins, LLC.

     24        Power of Attorney.

     99        2000 Stock Incentive Plan of First Deposit Bancshares, Inc.

Item 9.  Undertakings.
------   ------------

(a)  The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
     --------  -------
     the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, First Deposit Bancshares, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Douglasville, State of Georgia, on this 8th day of August, 2000.

                        FIRST DEPOSIT BANCSHARES, INC.


                        By: /s/ J. David Higgins
                           ----------------------------------------------------
                                J. David Higgins
                                Chief Executive Officer, President and Director

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 8, 2000.

/s/ Danny A. Belyeu                                       /s/ Alpha A. Fowler, Jr.
--------------------------------------------------------  -----------------------------------------------------------
Name: Danny A. Belyeu                                     Name: Alpha A. Fowler, Jr.
Title: Chairman                                           Title: Vice Chairman


/s/ J. David Higgins                                      /s/ John L. King
--------------------------------------------------------  -----------------------------------------------------------
Name: J. David Higgins                                    Name: John L. King
Title: Chief Executive Officer, President and Director    Title: Chief Financial Officer, Vice President and Director
       (principal executive officer)                             (principal financial and accounting officer)


/s/ Mac C. Abercrombie, Jr.                               /s/ Joseph H. Fowler
--------------------------------------------------------  -----------------------------------------------------------
Name: Mac C. Abercrombie, Jr.                             Name: Joseph H. Fowler
Title: Director                                           Title: Director


/s/ Carlton H. Boyd                                       /s/ John B. Zellars
--------------------------------------------------------  -----------------------------------------------------------
Name: Carlton H. Boyd                                     Name: John B. Zellars
Title: Director                                           Title: Director

                                 EXHIBIT INDEX
                                      to
                     Registration Statement on Form S-8 of
                        First Deposit Bancshares, Inc.


     Number    Description
     ------    -----------

     4.1 Articles of Incorporation of the Company, which are incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form SB-2 (File No. 333-74637), filed with the Commission on March 18, 1999.

     4.2       Bylaws of the Company, which are incorporated by reference to
               Exhibit 3.2 of the Company's Registration Statement on Form SB-2 (File No. 333-74637), filed with the Commission on March 18, 1999.

     5 Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

     23.1 Consent of Womble Carlyle Sandridge & Rice, PLLC, which is contained in its opinion filed as Exhibit 5.

     23.2      Consent of Mauldin & Jenkins, LLC.

     24        Power of Attorney.

     99        2000 Stock Incentive Plan of First Deposit Bancshares, Inc.